Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-60069 and No. 333-150613); and Form S-8 (Nos. 033-51817, 333-85599, 333-44358, 333-105224, 333-106527, 333-106585, 333-114330, 333-118042, 333-129494, 333-129495, 333-129496, 333-144083, 333-145038, 333-147452, 333-150605, 333-164987, 333-164988 and 333-164989)  of E. I. du Pont de Nemours and Company of our report dated February 8, 2011, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 8, 2011